Exhibit 3(ff)

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

TXU ENERGY TRADING (CALIFORNIA) COMPANY

Pursuant to the provisions of Articles 4.04 and 10.03 of the Texas Business Corporation Act (the “Act”), the undersigned corporation adopts the following Articles of Amendment to its articles of incorporation.

ARTICLE ONE

The name of the corporation is TXU Energy Trading (California) Company (the “Corporation”).

ARTICLE TWO

The amendment changes Article One of the Articles of Incorporation and Article One is amended to read in its entirety as follows:

“Article One: The name of the corporation is Luminant Energy Trading California Company.”

ARTICLE THREE

These Articles of Amendment were approved in the manner required by the Act and the Corporation’s constituent documents.

ARTICLE FOUR

These Articles of Amendment shall become effective on December 7, 2007.

IN WITNESS WHEREOF, the undersigned has executed this amendment this 6th day of     December, 2007.

TXU ENERGY TRADING (CALIFORNIA) COMPANY

By:	/s/ Jared S. Richardson
Jared S. Richardson
Assistant Secretary

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

ENSERCH ENERGY SERVICES TRADING COMPANY

Pursuant to the provisions of Articles 4.04 and 10.03 of the Texas Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its articles of incorporation to be effective as set forth herein.

ARTICLE ONE

The name of the corporation is Enserch Energy Services Trading Company.

ARTICLE TWO

The following amendment to the articles of incorporation was adopted by the sole shareholder of the corporation on May 14, 1999. The articles of incorporation are amended to change the name of the corporation.

The amendment alters or changes Article One of the articles of incorporation and the full text of each provision of Article One is amended to read as follows:

“ARTICLE ONE

The name of the Corporation is TXU Energy Trading (California) Company.”

ARTICLE THREE

The number of shares of the corporation outstanding at the time of such adoption was 10; and the number entitled to vote thereon was 10.

ARTICLE FOUR

The holder of all of the shares outstanding and entitled to vote on said amendment has signed a consent in writing pursuant to Article 9.10 adopting said amendment and any written notice required by Article 9.10 has been given.

ARTICLE FIVE

This amendment does not necessitate an exchange, reclassification or cancellation of issued shares.

ARTICLE SIX

This amendment does not effect a change in stated capital.

ARTICLE SEVEN

The name of the registered agent as PRESENTLY shown in the records of the Texas Secretary of State is Texas Utilities Services Inc. (Office of the Corporate Secretary). The name of the NEW registered agent is TXU Business Services Company (Office of the Corporate Secretary). The address of the registered office will remain the same. This change of registered agent was authorized by the Board of Directors of the Corporation.

ARTICLE EIGHT

This amendment shall be effective as of June 14, 1999.

ENSERCH ENERGY SERVICES TRADING COMPANY

By:	/s/ John F. Stephens, Jr.
John F. Stephens, Jr.
Assistant Secretary

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ARTICLES OF INCORPORATION

OF

ENSERCH ENERGY SERVICES TRADING COMPANY

-ooOoo-

I, the undersigned natural person of the age of eighteen years or more and a citizen of the State of Texas, acting as the incorporator of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

ARTICLE ONE

The name of the corporation is Enserch Energy Services Trading Company.

ARTICLE TWO

The period of its duration is perpetual.

ARTICLE THREE

The purposes for which the corporation is organized are:

1.	To engage in commodity-based financial product dealer operations in the natural gas business including but not limited to entering into natural gas national principal contracts, writing and purchasing options on natural gas, and entering into forward contracts to buy and sell natural gas with customers of Enserch Energy Services, Inc.; and

2.	To transact any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act as amended and in effect from time to time.

ARTICLE FOUR

The aggregate number of shares which the corporation shall have the authority to issue is One Thousand (1,000) of One Hundred Dollar ($100.00) par value each.

ARTICLE FIVE

Shareholders shall have preemptive rights to purchase additional shares of stock with respect to shares originally authorized, shares hereafter authorized, or treasury shares but in addition to situations listed in Article 2.22-1 of the Texas Business Corporation Act preemptive rights shall not exist with respect to shares issued to effect a merger, consolidation, or acquisition of another corporation. The Board of Directors shall establish the price, terms, and conditions on which preemptive rights may be exercised on an equitable basis.

ARTICLE SIX

The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00) consisting of money, labor done, or property actually received, which sum is not less than One Thousand Dollars ($1,000.00).

ARTICLE SEVEN

Except as to the initial Bylaws which are authorized to be adopted by the Board of Directors, the power to alter, amend or repeal the Bylaws or to adopt any new Bylaws is conferred upon the shareholders.

ARTICLE EIGHT

Each shareholder of stock of the corporation entitled to vote shall be entitled to one vote for each share held. At each election of Directors each shareholder entitled to vote at such election shall have the right to vote, in accordance with the provisions of the Texas Business Corporation Act, the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has the right to vote. Cumulative voting is expressly prohibited.

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ARTICLE NINE

The street address of its initial registered office is 300 South St. Paul Street, Dallas, Texas, 75201, and the name of its initial registered agent at such address is F.W. Fraley, III.

ARTICLE TEN

The number of Directors constituting the initial Board of Directors is three (3), and the names and addresses of the persons who are to serve as Directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

D.W. Biegler	300 South St. Paul Street Dallas, Texas 75201

W.T. Satterwhite	300 South St. Paul Street Dallas, Texas 75201

M.E. Rescoe	300 South St. Paul Street Dallas, Texas 75201

ARTICLE ELEVEN

The name and address of the incorporator is:

W.T. Satterwhite	300 South St. Paul Street Dallas, Texas 75201

ARTICLE TWELVE

To the fullest extent permitted by law, a Director of the corporation shall not be liable to the corporation or its shareholders for momentary damages for any act or omission in his capacity as a Director. Any repeal or modification of this Article shall be prospective only and shall not adversely affect any limitation of the personal liability of a Director of the corporation existing at the time of the repeal or modification.

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IN WITNESS WHEREOF, I have hereunto set my hand, this 4th day of August, 1997.

/s/ W. T. Satterwhite
W.T. Satterwhite
Incorporator

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